UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/23/2007

Wegener Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-11003

Delaware	81-0371341
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11350 Technology Circle
Duluth, Georgia 30097
(Address of principal executive offices, including zip code)

770-623-0096
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

The annual meeting of stockholders of Wegener Corporation, a Delaware corporation (the "Company"), was held on January 23, 2007. At the annual meeting of stockholders, Thomas G. Elliot, Stephen J. Lococo and Ned L. Mountain were reelected as Class III directors of the Company, to serve for a term of three years expiring in January 2010.

At a meeting of the board of directors of the Company, also held on January 23, 2007, the board established the following membership for the three standing committees of the board. The Audit Committee is composed of Phylis A. Eagle-Oldson, as Chairperson, Thomas G. Elliot, Stephen J. Lococo and David W. Wright. The Corporate Governance and Nominating Committee is composed of Thomas G. Elliot, as Chairman, Jeffrey J. Haas, Stephen J. Lococo and Joe K. Parks. The Compensation and Incentive Plan Committee is composed of Jeffrey J. Haas, as Chairman, Phylis A. Eagle-Oldson, Joe K. Parks and David W. Wright.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wegener Corporation

Date: January 25, 2007	By:	/s/ C. Troy Woodbury, Jr.
C. Troy Woodbury, Jr.
Treasurer and Chief Financial Officer